UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MATERIAL SCIENCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 1, 2011

Dear Shareowner:

The 2011 Annual Meeting of Shareowners will be held on Thursday, June 30, 2011, at 10:00 a.m. (CDT) at 2200 East Pratt Boulevard, Elk Grove Village, Illinois, 60007. We hope you will attend. We will be voting on the matters outlined in the attached notice of annual meeting and proxy statement. We also will hear management’s report regarding the past fiscal year’s operations.

It is important that your shares be represented at the meeting, regardless of the number you own or whether or not you plan to attend. Accordingly, we urge you to vote your shares as soon as practicable.

I look forward to seeing you on June 30, 2011.

Sincerely,

MR . JOHN P. REILLY

Non-Executive Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

The Annual Meeting of Shareowners of Material Sciences Corporation will be held on Thursday, June 30, 2011, at 10:00 a.m. (CDT) at 2200 East Pratt Boulevard, Elk Grove Village, Illinois, 60007, for the following purposes:

1.	To elect seven directors to the Board;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 29, 2012; and

3.	To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends you vote “FOR” the election of the nominated directors and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Shareowners of record at the close of business on May 6, 2011, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the enclosed proxy card or voting instruction card. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying proxy statement.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to shareowners. Registration will begin at 9:00 a.m., and seating will begin at 9:45 a.m. Each shareowner may be asked to present valid picture identification, such as a driver’s license or passport. Shareowners holding stock in brokerage accounts (“street name” holders) will need to bring a copy of the voting instruction card or a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and certain other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors,

James D. Pawlak

Vice President, Chief Financial Officer,

Corporate Controller and Corporate Secretary

Elk Grove Village, Illinois

June 1, 2011

PROXY STATEMENT

This proxy statement is solicited by the Board of Directors of Material Sciences Corporation (“MSC,” the “Company,” “we,” “our,” or “us”) and contains information related to the annual meeting of shareowners of the Company to be held on Thursday, June 30, 2011, beginning at 10:00 a.m. (CDT), at the Company’s principal executive offices located at 2200 East Pratt Boulevard, Elk Grove Village, Illinois, 60007, and at any postponements or adjournments thereof. Directions to our facility may be obtained by telephoning (847) 718-8397. This proxy statement is being mailed on or about June 1, 2011, to all shareowners entitled to vote at the meeting.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, shareowners will act upon the matters outlined in the accompanying notice of annual meeting. In addition, management will report on our fiscal 2011 performance and respond to appropriate questions from shareowners.

Who is entitled to vote at the meeting?

Only shareowners of record at the close of business on May 6, 2011, the record date for the meeting, are entitled to receive notice of and to vote at the meeting. If you were a shareowner of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting or at any postponements or adjournments of the meeting.

What are the voting rights of the holders of our common stock?

Other than as described with respect to the election of directors, each outstanding share of our common stock will be entitled to one vote on each matter considered at the meeting. If one or more shareowners give notice before the voting at the meeting of their intention to cumulate their votes in the election of directors, all shareowners entitled to vote shall have the right to so cumulate their votes. We have not received such notice from a shareowner as of the date of this proxy statement but if such notice is given to us prior to the voting at the meeting, each holder of our common stock will be entitled, for each share held, to one vote for each director being elected and may cast all such votes for a single nominee (who has been nominated by the Board or in accordance with our By-Laws) or distribute such votes among two or more such nominees. If such notice is given, each executed proxy will grant the person or persons named therein discretionary authority to cumulate votes in connection with the election of directors, except no votes represented by such proxy may be voted for any nominee with respect to which authority to vote has been withheld on the proxy card or voting instruction card and except to the extent that specific instructions have been given on the proxy card or voting instruction card as to cumulative voting. In the event of cumulative voting, if voting authority is withheld from a particular nominee or nominees, votes will be cumulated in favor of the other nominees, and if different specific instructions are given, the specific instructions will be followed.

Who can attend the meeting?

Shareowners as of the record date, or their duly appointed proxies, may attend the meeting. Registration will begin at 9:00 a.m., and seating will begin at 9:45 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and certain other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

A majority of the outstanding shares of our common stock, represented in person or by proxy, shall constitute a quorum for the transaction of business at the meeting. The close of business on May 6, 2011, has been fixed as the record date for the determination of shareowners entitled to notice of and vote at the meeting. On that date, there were 12,333,358 shares of our common stock outstanding and entitled to vote.

Proxies received but marked as abstentions and broker non-votes will be counted for purposes of determining whether there is a quorum at the meeting. If there is not a quorum at the meeting, the shareowners entitled to vote at the meeting, whether present in person or by proxy, will only have the power to adjourn the meeting until such time as there is a quorum. The meeting may be reconvened without notice to shareowners, other than an announcement at the prior adjourned meeting, within 30 days after the record date and a quorum must be present at such reconvened meeting.

How do I vote?

If the shares of our common stock are held in your name, you can vote on matters to come before the meeting in two ways:

•	by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope; or

•	by written ballot at the meeting.

Shareowners whose shares of our common stock are held in “street name” must either direct the record holder of their shares as to how to vote their shares of common stock or obtain a proxy from the record holder to vote at the meeting. “Street name” shareowners should check the voting instruction cards used by their brokers or nominees for specific instructions on methods of voting, including by telephone or using the Internet.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board of Directors. The Board and management do not expect any additional matters to be presented at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter presented for voting at the meeting, or at any adjournment or postponement thereof, requiring a vote of the shareowners arise, the proxy confers upon the person or persons named on the proxy card discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment. Such authority includes the discretionary authority of the person or persons named on the proxy card to cumulate votes so as to elect the maximum number of directors.

How can I change my vote?

If your shares are held in your name, you may revoke your proxy at any time before it is exercised by:

•	filing with the Secretary of MSC a written notice of revocation;

•	sending in another duly executed proxy bearing a later date; or

•	attending the meeting and casting your vote in person.

If your shares are held in “street name,” you must contact your broker or nominee to revoke your proxy. In either case, your last vote will be the vote that is counted.

How do I vote my ESPP shares?

If you are one of our employees who participate in the MSC Employee Stock Purchase Plan (ESPP), your shares are registered in your name, and you should receive a proxy voting card for your ESPP shares. See “How do I vote?” section above.

What vote is required to approve each item?

Election of Directors. Directors will be elected by the vote of the holders of a majority of shares of common stock represented at the meeting in person or by proxy unless there is cumulative voting. If the vote is conducted by cumulative voting, then the seven nominees receiving the greatest number of votes shall be elected as directors. Shares of common stock as to which authority to vote for the election of one or more director nominees is withheld on the enclosed proxy or voting instruction card will not be counted in determining the number of shares necessary for approval if the vote is conducted by cumulative voting.

Other Items. For each other item, including the ratification of the appointment of Deloitte & Touche LLP, the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy will be required for approval. Abstentions will be treated as being present and entitled to vote on the items and, therefore, will have the effect of votes against the proposal.

Effect of Broker Non-Votes. Brokers, banks or other nominees have discretionary authority to vote shares without instructions from beneficial owners on matters considered “routine” by the New York Stock Exchange, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; therefore, your shares may be voted on this matter if your shares are held in the name of a brokerage firm, even if you do not provide the brokerage firm with instructions. On non-routine matters, such as the election of directors, brokers, banks and nominees do not have discretion to vote shares without instructions from beneficial owners and thus are not entitled to vote on such proposals in the absence of such specific instructions, resulting in broker non-votes for those shares. Broker non-votes will not be counted for any purpose in determining whether a matter has been approved. Shares represented by such broker non-votes will, however, be counted in determining whether there is a quorum.

STOCK OWNERSHIP

Who are the largest owners of our common stock?

The following table contains information regarding the persons known to us that beneficially own more than 5% of our common stock as of May 6, 2011.

Equity Ownership of Certain Beneficial Owners

Name and Address	Number of Shares Beneficially Owned	Percentage of Class (1)
Frank L. Hohmann III (2)	1,667,540	13.5%
c/o Material Sciences Corporation 2200 East Pratt Blvd. Elk Grove Village, IL 60007

RBF Capital, LLC (3)	1,454,404	11.8%
100 Drakes Landing Road, Suite 300 Greenbrae, CA 94904

Royce & Associates, LLC (4)	1,336,527	10.8%
745 Fifth Avenue New York, NY 10151

Dimensional Fund Advisors LP (5)	875,888	7.1%
Palisades West, Building One 6300 Bee Cave Road Austin, Texas, 78746

(1)	Based upon the 12,333,358 shares of our common stock outstanding on May 6, 2011.
(2)	Mr. Hohmann has sole voting and dispositive power with respect to 1,602,220 shares and shared voting and dispositive power with respect to 38,900 shares. The number of shares beneficially owned includes: 1,602,220 shares held by Mr. Hohmann individually; 5,000 shares held in trust for the daughter of Mr. Hohmann, for which Mr. Hohmann is not the trustee and for which he disclaims beneficial ownership; 10,700 shares beneficially owned by Mr. Hohmann’s adult son, for which Mr. Hohmann disclaims beneficial ownership; and 38,900 shares held in a private charitable foundation, for which Mr. Hohmann serves as trustee and for which he disclaims beneficial ownership. This amount also includes 10,720 shares that may be acquired through the exercise of currently exercisable options.
(3)	Based on a Form 4 filed on April 12, 2011, by RBF Capital, LLC (“RBF”) and Richard B. Fullerton. Mr. Fullerton is the managing member of RBF. Richard B. Fullerton is deemed to be the beneficial owner of the shares pursuant to his ownership interest in RBF. RBF and Richard B. Fullerton have sole voting and sole dispositive power with respect to all shares.
(4)	Based on a Schedule 13F as of March 31, 2011, filed on May 11, 2011, by Royce & Associates, LLC (“Royce”). Royce has sole voting power and sole dispositive power with respect to all shares.
(5)	Based on a Schedule 13G/A as of December 31, 2010, filed on February 11, 2011, by Dimensional Fund Advisors LP (“Dimensional Fund”). Dimensional Fund has sole voting power with respect to 873,488 of such shares and sole dispositive power with respect to all such shares. According to the 13G, all of the shares are owned by certain investment companies, trusts and accounts to which Dimensional Fund serves as an investment manager or advisor and, therefore, Dimensional Fund disclaims beneficial ownership of all such shares.

How much common stock do our directors and executive officers own?

The following table provides certain information, as of May 6, 2011, on the beneficial ownership of our common stock by each director of MSC, each nominee for director of MSC, the executive officers named in the Summary Compensation Table below, and the directors and executive officers of MSC as a group. To our knowledge, each person has sole voting and investment power for the shares shown unless otherwise noted. The address of all officers and directors described below is c/o Material Sciences Corporation, 2200 East Pratt Blvd., Elk Grove Village, IL 60007.

Name	Number of shares directly owned (1)	Number of shares under exercisable options (2)	Total number of shares beneficially owned	Percent of class (3)
Non-Employee Directors

Mr. Terry L. Bernander	0	0	0	*

Mr. Frank L. Hohmann III (4)	1,656,820	10,720	1,667,540	13.5%

Mr. Samuel Licavoli	5,000	0	5,000	*

Mr. Patrick J. McDonnell	5,000	0	5,000	*

Mr. John P. Reilly	3,000	0	3,000	*

Mr. Dominick J. Schiano	0	0	0	*

Named Executive Officers

Mr. Clifford D. Nastas	61,326	92,680	154,006	1.2%

Mr. Michael R. Wilson	0	37,974	37,974	*

Mr. Matthew M. Murphy	300	17,974	18,274	*

All Executive Officers and Directors as a group (11 Persons)	1,731,446	203,976	1,935,422	15.4%

*	Less than 1%
(1)	Includes all shares deemed beneficially owned in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, except for shares that may be acquired through the exercise of stock options, which information is set forth separately.
(2)	Includes shares subject to options that are exercisable on May 6, 2011, and options which become exercisable within 60 days thereafter.
(3)	Based upon the 12,333,358 shares of our common stock outstanding on May 6, 2011, plus any exercisable options listed for each Director or Officer.
(4)	Mr. Hohmann has sole voting and dispositive power with respect to 1,602,220 shares and shared voting and dispositive power with respect to 38,900 shares. The number of shares beneficially owned includes: 1,602,220 shares held by Mr. Hohmann individually; 5,000 shares held in trust for the daughter of Mr. Hohmann, for which Mr. Hohmann is not the trustee and for which he disclaims beneficial ownership; 10,700 shares beneficially owned by Mr. Hohmann’s adult son, for which Mr. Hohmann disclaims beneficial ownership; and 38,900 shares held in a private charitable foundation, for which Mr. Hohmann serves as trustee and for which he disclaims beneficial ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of shares of our common stock with the SEC. Directors, executive officers and greater than 10% shareowners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of filings with the SEC, copies of such reports furnished to us or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, from March 1, 2010 through February 28, 2011, our directors, executive officers and greater than 10% shareowners complied with the reporting requirements of Section 16(a) except that the following individuals had late filings during fiscal year 2011: Clifford Nastas, James Pawlak, John Klepper, Matthew Murphy and Michael Wilson each filed one late Form 4 relating to one stock option grant.

ELECTION OF DIRECTORS

(Item No. 1 On Proxy Or Voting Instruction Card)

The Board currently consists of seven members. The seven persons listed below, at the recommendation of the Compensation, Organization and Corporate Governance Committee, are nominated by the Board to be elected for a period to end at the 2012 Annual Meeting of Shareowners, when they may be nominated by the Board to be re-elected, successors being elected and qualified or, as provided in our By-Laws, upon the earliest of death, resignation or removal. Unless authority to vote for one or more nominees is withheld in the proxy, signed proxies that are returned will be voted for approval of the election of the seven nominees listed below. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons as the Board recommends. All of the nominees currently serve as members of the Board.

The Company has a policy calling for the retirement of directors at the annual shareowners meeting following a director’s 72nd birthday.

Information regarding the nominees, as of May 6, 2011, is set forth below, including their ages, the period each has served on the Board and the nominees’ business experience.

Nominees

Mr. Terry L. Bernander Age 55	Director since 2008

Mr. Bernander, a market consultant, was President and Chief Executive Officer of AZ Automotive Corporation from June 2002 through March 2009. AZ is a Tier 1 automotive supplier of highly engineered metal-formed components, complex modules and mechanical assemblies. Prior to this, from 1997 through 2001, he served as President and Chief Executive Officer of Faurecia Exhaust Division, AP Automotive Systems and Tube Products, each of which are portfolio companies of Questor Management Company. He has been a member of the Board of Directors of Polar Corporation since 2003.

The Board of Directors believes Mr. Bernander brings proven operational excellence, strategic planning and executive leadership experience with a number of automotive suppliers of major corporations. Mr. Bernander’s extensive background with highly engineered metal-based products qualifies him to continue to serve on the Company’s Board of Directors.

Mr. Frank L. Hohmann III Age 65	Director since 2002

Mr. Hohmann, a private investor, spent 23 years with Donaldson, Lufkin & Jenrette, which was acquired by Credit Suisse First Boston. Mr. Hohmann was a managing director in the equity derivatives group at Credit Suisse First Boston until he retired on January 2, 2002. From 1974 to 1978, he was a managing director at WM Sword and Co. He is a member of the board of directors of Egerton Capital Limited, a trustee of Winterthur Museum and a trustee of Madison Avenue Presbyterian Church.

The Board of Directors believes Mr. Hohmann’s experience in finance, risk management and compensation issues arising from thirty-three years of Wall Street experience qualifies him to continue to serve on the Company’s Board of Directors. Mr. Hohmann is a long-standing substantial holder of the Company’s shares.

Mr. Samuel Licavoli Age 69	Director since 2006

Mr. Licavoli is currently retired after serving as the President and Chief Executive Officer of the Industrial Products Group of Businesses at Textron, Inc. from January 2002 through March 2003. Prior to this he served as Chairman, President and Chief Executive Officer of Textron’s Industrial Products Group from July 2000 through January 2002 and as Chairman, President and Chief Executive Officer of Textron’s Automotive Group from June 1998 through July 2000. Mr. Licavoli served as President of Textron’s Automotive Trim Company from 1996 through June 1998. He is a member of the Board of Directors of Waterbury Companies, Inc. and Taylor-Wharton International, a private equity portfolio company.

The Board of Directors feels that Mr. Licavoli’s wide range of experience qualifies him to continue to serve on the Board of Material Sciences Corporation. He has had executive automotive roles with both original equipment manufacturers and automotive suppliers, and has completed several joint ventures and acquisitions in the United States as well as International Operations. Mr. Licavoli has served on both public and private boards and has been a member of various Board Committees, inclusive of Audit, Compensation and Corporate Governance.

Mr. Patrick J. McDonnell Age 67	Director since 2006

Mr. McDonnell is president and chief executive officer of The McDonnell Company, LLC, a management consulting company that he founded in 2000. From 1999 to 2000, he was the President of Jordan Professional Services. From 1998 to 1999, he was President and Chief Operating Officer of LAI Worldwide, a SEC Registrant Executive Search Firm. In 1998, he was the Global Director of Assurance Services for PricewaterhouseCoopers LLP. Mr. McDonnell was a partner in Coopers & Lybrand LLP from 1979 to 1998, serving from 1993 to 1998 as the Vice Chairman of Business Assurance. Mr. McDonnell is a member of the Board of Directors of First Midwest Bancorp.

The Board of Directors believes that Mr. McDonnell brings valuable tactical skills and experience in business management, strategic planning, finance and public company matters to the Board and those skills and experience qualify him to continue to serve.

Mr. John P. Reilly Age 67	Director since 2004

Mr. Reilly has served as our Non-Executive Chairman of the Board since June 2008. Mr. Reilly is the retired Chairman, President and CEO of Scott Technologies, Inc. He has more than thirty years of experience in the automotive industry, where he has served as senior officer with a number of automotive suppliers, including Stant Corporation and Tenneco Automotive. He has also held leadership positions at the former Chrysler Corporation and Navistar International and has served as President of Brunswick Corporation and Chairman, CEO and President of Figgie International. Mr. Reilly serves on the Board of Directors of Exide Technologies, where he is Non-Executive Chairman of the Board, The Timken Company, and Marshfield Door Systems, Inc.

The Board of Directors believes Mr. Reilly’s executive experience as a senior officer with a number of automotive suppliers, and his leadership positions at several other major corporations, provide him with substantial management, corporate governance, risk management and strategic planning expertise and qualify him to continue to serve on the Company’s Board of Directors.

Mr. Dominick J. Schiano Age 56	Director since 2007

Since May 2010, Mr. Schiano has been president and co-founding partner at Evergreen Capital Partners LLC, an investment firm that provides advisory services to and co-invests with TowerBrook Capital Partners L.P. From March 2007 to December 2010, Evergreen Capital Partners provided advisory services and co-invested with DLJ Merchant Banking Partners where Mr. Schiano served in the role of vice chairman global investment partners. From September 2003 to March 2007, he served as a managing director of Questor Management Company. From September 1997 to January 2003, Mr. Schiano served at Textron, Inc. as executive vice president and chief financial officer of Textron Fastening Systems, Inc. and mostly recently, as executive vice president and general manager at Textron Fastening Systems, Inc.-Threaded Products Group. Prior to that, Mr. Schiano held roles of increasing responsibility in finance, mergers and acquisitions and operations at Emerson Electric Co., Gulf+Western Industries Inc., Wickes Companies, Inc. and TRW Inc. Mr. Schiano has served as a director of STR Holdings Inc. (NYSE: STRI) since June 2007 and has served as a director of Hilex Poly Co. LLP since January 2011.

The Board of Directors believes Mr. Schiano’s significant experience in senior management, service on other boards of directors with senior executive responsibilities in the areas of finance, mergers and acquisitions, operations and business strategy development and his extensive business acumen qualify him to continue to serve on the Company’s Board of Directors.

Mr. Clifford D. Nastas Age 48	Director since 2005

Mr. Nastas has served as our Chief Executive Officer and as a member of the Board since December 1, 2005. Mr. Nastas served as our President and Chief Operating Officer from June 2005 to December 2005, and as our Executive Vice President and Chief Operating Officer from October 2004 through June 2005. Prior to that time, he held numerous executive positions with MSC including: Vice President and General Manager of the Engineered Materials and Solutions Group from May 2004 to October 2004; Vice President of Sales and Marketing of the Engineered Materials and Solutions Group from July 2003 to May 2004; and Vice President of Marketing of MSC Laminates and Composites Inc. from January 2001 to July 2003. Mr. Nastas served as the Global Automotive Business Director for Honeywell International Inc., a technology and manufacturing provider of aerospace products, control technologies, automotive products, specialty chemicals and advanced materials, from 1995 until he joined the Company in January 2001. Mr. Nastas served as a member of the Board of Directors of Quixote Corporation until the company was sold in March 2010.

The Board of Directors believes Mr. Nastas brings critical perspective to our Board of Directors through his service as Chief Executive Officer of the Company for over five years. As our Chief Executive Officer, Mr. Nastas possesses a unique insight and understanding of our operations and business strategy. Further, the Board of Directors believes Mr. Nastas’ extensive background in material-based solutions and automotive products qualifies him to continue to serve on the Company’s Board of Directors

The Board of Directors recommends a vote FOR the election of each of the director nominees listed above.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

How often did the Board meet in fiscal 2011?

The Board held 14 meetings, including 9 telephonic meetings, during fiscal 2011. Each current director attended at least 75% of the aggregate of total number of meetings of the Board and the total number of meetings of committees on which the director served that were held while the director was a member thereof during the last fiscal year.

What is the attendance policy for directors at our annual meeting?

All directors properly nominated for election at the meeting are expected to attend the annual meeting of shareowners. At the 2010 annual meeting of shareowners, all of the directors then nominated for election were present in person.

Which of our directors are independent?

The Compensation, Organization and Corporate Governance Committee conducts an annual review of the independence of the members of the Board and its committees and reports its findings to the full Board. Six of MSC’s seven current directors are non-employee directors. Only Mr. Nastas, our Chief Executive Officer, is not a non-employee director. Although the Board has not adopted categorical standards of materiality for independence purposes, information provided by the non-employee directors and MSC did not indicate any material transactions or relationships (e.g., commercial, industrial, banking, consulting, legal, accounting, charitable or familial) which would impair the independence of any of the non-employee directors. Based on the report of the Compensation, Organization and Corporate Governance Committee, the Board affirmatively determined that all of its non-employee directors nominated for election at the annual meeting are “independent directors” as that term is defined in the NASDAQ Capital Market rules (the “NASDAQ Rules”).

Which members of the Audit Committee meet the independence and financial literacy requirements for audit committee members?

All three current members of the Audit Committee meet the enhanced independence standards for audit committee members set forth in the NASDAQ Rules (which incorporate the standards set forth in the rules of the Securities and Exchange Commission). The Board has determined that Mr. McDonnell is an “audit committee financial expert” as that term is defined by Securities and Exchange Commission rules and has accounting and financial management expertise as required under NASDAQ Rules.

What committees has the Board established?

The Board’s Audit Committee and Compensation, Organization and Corporate Governance Committee are each comprised of “independent directors” as that term is defined under NASDAQ Rules applicable to such committees’ members. The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The following is a description of the members, responsibilities and the number of meetings of each of the Audit Committee and the Compensation, Organization and Corporate Governance Committee held in fiscal 2011:

Committee	Members	Primary Responsibilities	# of Meetings in Fiscal Year 2011

Audit	McDonnell (Chairperson) Reilly Schiano

•     Assists the Board in its oversight of the Company’s accounting, auditing and reporting practices.

•     Monitors the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements and the effectiveness of the Company’s system of internal controls.

•     Selects, evaluates, and, when appropriate, replaces the independent auditor, and pre- approves audit, internal control-related and permitted non-audit services.

•     Monitors the qualifications, independence and performance of the Company’s internal and independent auditors.

9, including 4 telephonic

Compensation, Organization and Corporate Governance	Hohmann (Chairperson) Bernander Licavoli

•     Determines the compensation of our executive officers and key employees.

•     Reviews and approves cash incentive compensation paid to key employees.

•     Reviews and makes recommendations to the Board regarding the Company’s compensation and benefit plans and policies.

•     Reviews corporate practices relating to succession planning.

•     Identifies and recommends candidates for election to the Board.

•     Oversees the evaluation of the Board and management.

•     Approves our corporate governance principles and our Code of Business Conduct and Ethics.

5, including 1 telephonic

The Compensation, Organization and Corporate Governance Committee has the power and authority to act as MSC’s nominating committee. To the extent permitted by law, it may delegate its authority to perform functions related to compensation matters, although it has not elected to do so.

The Board has adopted written charters for each of the Audit and the Compensation, Organization and Corporate Governance Committees which set forth the roles and responsibilities of each committee. Those written charters are available on our website at www.matsci.com and are available to any shareowner in print upon request.

Does the Board have a lead director and does it hold executive sessions?

The Board of Directors approved the Corporate Governance Guidelines which designates the chairperson of the Compensation, Organization and Corporate Governance Committee as the lead director of the Board when our Chief Executive Officer also holds the position of Chairman of the Board. The lead director’s primary responsibility is to preside over periodic executive sessions of the Board in which management directors and other members of management do not participate. The position of Chief Executive Officer and Chairman are not held by the same person. The Board established this leadership structure as a best practice in corporate governance. Accordingly, Mr. Reilly, as Non-Executive Chairman of the Board, presides over the executive sessions of the Board. Mr. Reilly was appointed as Non-Executive Chairman of the Board to serve a term ending on June 30, 2011, or until his earlier death, resignation or removal.

How can I communicate with the Board?

Interested parties, including shareowners, may communicate with the Board, Mr. Reilly, the lead director, the Chairman of the Audit Committee or the non-employee directors individually or as a group by writing to those individuals or the group at the following address: Material Sciences Corporation, 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007.

The Compensation, Organization and Corporate Governance Committee approved a process for handling letters received by MSC and addressed to the Board, the lead director, the Chairman of the Audit Committee or the non-employee directors as a group. Under that process, MSC’s Secretary reviews all such correspondence and regularly forwards to the directors a summary of all such correspondence, together with copies of all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by MSC that is addressed to members of the Board and request copies of such correspondence. There was no such correspondence received during fiscal 2011.

When reporting a concern, please supply sufficient information so that the matter may be addressed properly. Although you are encouraged to identify yourself to assist MSC in effectively addressing your concern, you may choose to remain anonymous, and MSC will use its reasonable efforts to protect your identity to the extent appropriate or permitted by law. Concerns relating to accounting, internal controls or auditing matters are promptly brought to the attention of the Audit Committee and handled in accordance with the procedures established by the Audit Committee with respect to such matters.

What is the Board’s Role in Risk Oversight?

The Board is actively involved in overseeing the Company’s risk management. Operational and strategic presentations by management to the Board include consideration of the challenges and risks to our business, and the Board and management actively engage in discussion on these topics. At least annually, the Board reviews management’s short term business plans and long term strategic plans and the risks associated with carrying out those plans. The report for these reviews is compiled by senior management and approved by the Chief Executive Officer.

Each of our Board committees considers risk within its area of responsibility. Matters reviewed for risk include the following:

•

The Compensation, Organization and Corporate Governance Committee oversees our compensation programs from the perspective of whether they encourage individuals to take unreasonable risks that could result in having a materially adverse affect on the Company. The Compensation, Organization and Corporate Governance Committee has reviewed and discussed with management the issues of risk as it relates to our compensation program and practices. Management and the Board have determined that the risks arising from these compensation programs are not reasonably likely to have a material adverse effect on the Company.

•

We establish caps for our cash bonus at target which we believe also mitigates excessive risk taking. Even if the Company dramatically exceeds its operating targets, bonus payouts are limited. Conversely, our plan design has a floor on the bonus target so that profitability below a certain level does not permit bonus payouts.

•

We have strict internal controls over the measurement and calculation of earnings and overall financial results designed to keep them from being susceptible to manipulation by any employee, including our executives.

•	The Audit Committee oversees risks related to our financial statements, the financial reporting process, accounting and legal matters and oversees the internal audit function.

•	The Audit Committee oversees financial risk and reviews at least annually the risk factors enunciated in our periodic reports that are filed with the SEC.

•

The Committees discuss legal and compliance matters, and assess the adequacy of our risk-related internal controls. The Audit Committee also periodically requires management to address specific risk issues at its meetings. The Compensation, Organization and Corporate Governance Committee considers risk and structures our executive compensation programs with an eye to providing incentives to appropriately reward executives for growth without undue risk taking.

•

The Company has established and communicated to its employees a Code of Business Conduct and Ethics and has established an ethics hotline where employees can confidently and anonymously express any related concerns, including any internal financial reporting irregularities, they may have through a dedicated website or through a toll free number.

While the Board oversees risk management, Company management is charged with managing risk. Management is responsible for establishing and maintaining an adequate system of internal control over financial reporting and establishing controls to prevent or detect any unauthorized acquisition, use, or disposition of the Company’s assets.

The Company has an Internal Audit Function that reports to the Audit Committee on a regular basis. The Internal Audit Function evaluates and tests the Company’s network of risk management programs and reports the results to the Audit Committee. Corrective actions are taken as required. As part of the audit function, a formalized enterprise risk management program is incorporated into various risk assessment activities.

How are directors compensated?

The following table sets forth the cash and equity compensation earned or paid to each of our non-employee directors in fiscal year 2011.

Director Compensation for Fiscal Year 2011

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
Terry L. Bernander	$48,000	$34,000	$82,000
Frank L. Hohmann III	$51,000	$34,000	$85,000
Samuel Licavoli	$47,000	$34,000	$81,000
Patrick J. McDonnell	$65,500	$34,000	$99,500
John P. Reilly	$130,500	$34,000	$164,500
Dominick J. Schiano	$55,500	$34,000	$89,500

(1)	Represents the aggregate grant date fair value for stock awards granted in fiscal year 2011 calculated in accordance with FASB ASC Topic 718. The assumptions used in determining the compensation cost are set forth in Note 11, “Equity and Compensation Plans,” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended February 28, 2011. For a description of the terms of these phantom stock units, please see the description below of the 2006 Long-Term Incentive Plan for Non-Employee Directors. The total number of phantom stock units held by each director as of February 28, 2011, is as follows: Mr. Bernander (42,697), Mr. Hohmann (52,489), Mr. Licavoli (51,835), Mr. McDonnell (49,471), Mr. Reilly (52,489) and Mr. Schiano (47,880). Outstanding phantom stock units are revalued at the current market price each quarterly period. Messrs. Bernander, Hohmann, Licavoli, McDonnell, Reilly, and Mr. Schiano were each granted 10,997 phantom stock units in fiscal 2011.

Each non-employee director receives (1) an annual retainer of $30,000, (2) $1,000 per meeting for attendance, whether in person or telephonic, at Board meetings or Board committee meetings (other than Audit Committee meetings), (3) $1,500 per meeting for attendance at Audit Committee meetings, (4) $10,000 per year for chairing the Audit Committee, (5) $5,000 per year for chairing the Compensation, Organization and Corporate Governance Committee, and (6) reimbursement for normal travel expenses. The annual retainer is paid in cash, shares of common stock, deferred stock units entitling such non-employee directors to receive stock at a future date or any combination thereof based on the preference of the director. In addition to Board and other committee fees noted above, the Non-Executive Chairman of the Board receives an annual fee of $75,000.

The Board adopted the 2006 Long-Term Incentive Plan for Non-Employee Directors effective March 1, 2005. The plan provides for phantom stock units (payable only in cash) to be granted to each non-employee director on March 1, June 1, September 1 and December 1 of each fiscal year. Each unit represents the number of shares of our common stock equal to the quotient of $8,500 divided by the closing sale price of our common stock on the day preceding the grant date. The units vest immediately and are redeemable upon the earlier of (1) five years from the date of grant or (2) such director ceasing to be a member of the Board of Directors for certain reasons. Upon redemption, the director receives a cash amount equal to the number of shares of common stock represented by the unit multiplied by the average of the closing sales price of one share of our common stock for the 30 preceding trading days plus the amount of dividends declared on one share of our common stock since the date of grant.

Do we have Corporate Governance Guidelines?

We are committed to the highest standards of corporate governance. The Board has adopted a set of Corporate Governance Guidelines, which, among other things, sets forth the qualifications and other criteria for director nominees, as established by the Compensation, Organization and Corporate Governance Committee, and

provides guidelines regarding the role of the Board and Board committees. The desired skills and experience for prospective Board members is described in more detail below under the caption “Director Nominations to be Considered by the Board.” Our Corporate Governance Guidelines are available on our website at www.matsci.com and are available in print to any shareowner who requests them.

Pursuant to our Corporate Governance Guidelines and to better align the interests of our shareowners with our directors and executive officers, we require each director and executive officer to hold a specified amount of our common stock (or options to acquire such common stock) pursuant to a directors and officers stock ownership program. Our Compensation, Organization and Corporate Governance Committee oversees this program and approves appropriate levels of required ownership.

Do we have a Code of Business Conduct and Ethics?

All of our directors and employees, including our Chief Executive Officer and Chief Financial Officer, are required to abide by our Code of Business Conduct and Ethics, which is in compliance with the requirements of the New York Stock Exchange and the Securities and Exchange Commission, to ensure that our business is conducted in a consistently legal and ethical manner. The Code of Business Conduct and Ethics covers all areas of professional conduct, including employment policies, conflicts of interest, fair dealing, and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. Our Code of Business Conduct and Ethics is available on our website at www.matsci.com and is available in print to any shareholder who requests it.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information relating to securities authorized under MSC’s equity compensation plans as of February 28, 2011. MSC’s shareowners have approved all of these plans.

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (2)	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (3)
Equity Compensation Plans Approved by Security Holders (1)	448,401	$6.50	1,307,051
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	448,401	$6.50	1,307,051

(1)	Complete descriptions of our share based plans are set forth in Note 11, “Equity and Compensation Plans,” to our consolidated financial statements included in our annual report on Form 10-K for the year ended February 28, 2011.
(2)	Consists of 422,443 shares of our common stock issuable pursuant to outstanding options under our Amended and Restated 1992 Omnibus Stock Awards Plan for Key Employees, and 25,958 shares issuable pursuant to outstanding options under our 2001 Compensation Plan for Non-Employee Directors (including 15,238 shares issuable to retired directors).
(3)	Consists of 720,650 shares of authorized, but unissued, shares our common stock issuable under our Amended and Restated 1992 Omnibus Stock Awards Plan for Key Employees which may be granted in the form of stock options, restricted shares or other awards) and 586,401 shares issuable under our 2007 Employee Stock Purchase Plan.

RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP

(Item No. 2 On Proxy Or Voting Instruction Card)

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 29, 2012, and has further directed that the Board submit the selection of the independent registered public accounting firm for ratification by the shareowners at the annual meeting.

Shareowner ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the appointment of Deloitte & Touche LLP to the shareowners for ratification as a matter of good corporate practice. If the shareowners fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm. If the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such an appointment would be in the best interests of MSC and its shareowners.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Fees Paid to Independent Auditors

The following table sets forth the amount of fees billed by Deloitte & Touche LLP, our independent registered public accounting firm, for the fiscal years ended February 28, 2011, and February 28, 2010.

	2011	2010
Audit	$604,500	$780,600
Tax	—	2,915

Total Fees	$604,500	$783,515

Audit Fees.    This category includes the fees for professional services performed by Deloitte & Touche LLP for the audit of the Company’s annual financial statements, reviews of the Company’s interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, due diligence services and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements for both fiscal 2011 and fiscal 2010.

Tax Fees.    Tax fees for fiscal 2010 were for support for various tax compliance matters.

Pre-Approval of Services by Independent Registered Public Accounting Firm

The Audit Committee has adopted a pre-approval policy for the provision of audit, non-audit and internal control-related services by our independent registered public accounting firm. Pursuant to this policy, the Audit Committee approves on an annual basis all audit, non-audit and internal control-related services provided by our independent registered public accounting firm and all related fees. The Audit Committee chairperson or any other member of the Audit Committee can approve audit, non-audit and internal control-related services required in the absence of a quorum of the Audit Committee. The chairperson or members who approve such services must report, for informational purposes only, any such approved decisions to the Audit Committee at its next scheduled meeting. In limited and exceptional circumstances, MSC may engage our independent registered public accounting firm to perform non-audit services without pre-approval, so long as the aggregate amount of such services do not exceed $10,000 (our threshold for the de minimis exception to the Securities and Exchange Commission’s pre-approval requirements applicable to audit-related, tax and all other permitted non-audit services), the services were not recognized as audit services at the time of the engagement and the services and fees are promptly brought to the attention of the Audit Committee and approved by either the Audit Committee, the Audit Committee Chairperson or any other members of the Audit Committee before completion of the non-audit services.

All fees paid to Deloitte & Touche LLP for services performed in fiscal 2011 were pre-approved in accordance with our pre-approval policy. In pre-approving the services generating fees in fiscal 2011, the Audit Committee did not rely on the de minimis exception. In making its recommendation to appoint Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 29, 2012, the Audit Committee determined that the non-audit services provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP.

Attendance of Independent Auditors at Annual Meeting

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they wish to do so and are expected to be available to respond to appropriate questions.

REPORT OF AUDIT COMMITTEE

Management is responsible for MSC’s financial reporting process, including its internal accounting and financial controls, its disclosure controls and procedures, the internal audit function, and compliance with MSC’s legal and ethics programs, as well as the preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States. MSC’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of MSC’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee has relied on management’s representation that the financial statements have been prepared with objectivity and in conformity with accounting principles generally accepted in the U.S. It has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. The Audit Committee’s responsibility is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by MSC to shareowners, the Securities and Exchange Commission and others, monitoring MSC’s financial reporting processes and internal control systems and retaining and overseeing MSC’s independent auditor and internal auditors. A more complete description of the duties and responsibilities of the Audit Committee is set forth in its written charter adopted by the Board of Directors.

In overseeing the preparation of the financial statements of MSC, the Audit Committee met with management and Deloitte & Touche LLP and reviewed and discussed MSC’s audited financial statements prior to their issuance and discussed significant accounting policies applied by MSC in its financial statements, as well as alternative treatments, if any.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP their independence. The Audit Committee has also reviewed the non-audit services provided by Deloitte & Touche LLP, and considered whether the provision of those services was compatible with maintaining the independence of Deloitte & Touche LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of MSC be included in its Annual Report on Form 10-K for the fiscal year ended February 28, 2011, and be filed with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Mr. Patrick J. McDonnell, Chairperson

Mr. John P. Reilly

Mr. Dominick J. Schiano

EXECUTIVE COMPENSATION TABLES

The following tables disclose compensation earned during the fiscal years ended February 28, 2011 and February 28, 2010, for services in all capacities to us, by (a) our Chief Executive Officer, and (b) our two most highly compensated executive officers, other than the Chief Executive Officer, employed by us as of February 28, 2011:

Summary Compensation Table for the Year Ended February 28, 2011

Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation (3) ($)	Total (4) ($)
Clifford D. Nastas	2011	$400,000	$32,200	$55,860	$322,531	$14,117	$824,708
Chief Executive Officer	2010	$400,000	$0	$0	$0	$10,672	$410,672

Michael R. Wilson	2011	$300,000	$0	$23,275	$166,265	$3,095	$492,635
Vice President, Operations	2010	$300,000	$0	$0	$0	$875	$300,875

Matthew M. Murphy	2011	$220,000	$0	$27,930	$107,261	$49,369	$404,560
Vice President, General Manager of Asia	2010	$220,000	$0	$0	$0	$76,550	$276,550

(1)	Reflects the aggregate grant date fair value for restricted stock and stock option awards granted in each fiscal year calculated in accordance with FASB ASC Topic 718, as discussed in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended February 28, 2011.
(2)	Represents the value of the annual management incentive cash awards earned by each named executive officer for service performed in the indicated fiscal years.
(3)	The fiscal 2011 amounts shown in this column (a) for Mr. Nastas consist of $10,950 for Mr. Nastas’ country club membership and airline club memberships and $3,167 of matching and annual contributions to Mr. Nastas’ 401(k); (b) for Mr. Wilson consist of $450 for his airline club membership and $2,645 of matching and annual contributions to his 401(k); and (c) for Mr. Murphy consist of matching and annual contributions to his 401(k) of $1,854, and expatriate expenses of $47,515 related to his assignment to China.
(4)	Represents the sum of the amounts in all of the columns of the Summary Compensation Table for each named executive officer.

The following table sets forth the outstanding equity awards held by each of our named executive officers as of February 28, 2011:

Outstanding Equity Awards At 2011 Fiscal Year-End

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Clifford D. Nastas	60,000	(1)	—		—	$12.75	June 21, 2011	—		—	—	—
			60,000	(2)		$2.00	March 1, 2017
			32,680	(3)		$8.00	April 11, 2018
								10,000	(5)	$73,200	—	—

Michael R. Wilson	20,000	(4)	—		—	$8.00	February 1, 2018	—		—	—	—
			25,000	(2)		$2.00	March 1, 2017
			17,974	(3)		$8.00	April 11, 2018

Matthew M. Murphy	—		30,000	(2)	—	$2.00	March 1, 2017	—		—	—	—
			17,974	(3)		$8.00	April 11, 2018

(1)	The options were vested on June 21, 2009.
(2)	The options will vest with respect to such underlying shares on March 1, 2013.
(3)	The options were vested on April 11, 2011.
(4)	The options were vested on February 1, 2011.
(5)	The restricted shares will vest on February 28, 2013.

Option Exercises and Vesting and Pension Benefits

None of our named executive officers exercised stock options or held restricted stock that vested in fiscal 2011. The named executive officers do not participate in any of the Company’s pension plans, defined benefit plans or non-qualified deferred compensation plans.

Potential Payments Upon Termination or Change-In-Control

The Company entered into severance and change in control agreements (the “Severance Agreements”) with Mr. Nastas, which became effective on July 1, 2007, with Mr. Wilson, which became effective on February 1, 2008, and with Mr. Murphy, which became effective on April 24, 2008. The Severance Agreements have a term of one year, and are automatically renewable for successive one-year terms unless either party gives written notice at least 60 days prior to the expiration of the then current term that such party seeks to terminate the agreement as of June 30 of the then current year. In the event that the Company terminates the executive’s employment for any reason other than for cause, death or disability, or if the executive terminates his employment in the event of a constructive discharge, the executive will be entitled to receive severance in the amount of 1.0 times the sum of such executive’s base salary and the amount awarded to the executive under the management incentive plan for the most recently completed fiscal year (the “Compensation Amount”).

In the event that the Company terminates the executive’s employment for any reason other than for cause, death or disability, or if the executive terminates his employment in the event of a termination by constructive discharge within 15 months of a change in control (CIC), then under the Severance Agreement, the executive will be entitled to receive severance in the amount of 1.5 times such executive’s Compensation Amount. In addition, all stock options or shares of restricted stock which are unvested immediately prior to a termination following a change in control shall become fully vested and remain exercisable for at least ninety days after change in control. The executives are also entitled to outplacement and other benefits under the Severance Agreements, and are subject to non-competition and non-solicitation covenants following termination for a period of two years.

The definitions of “cause,” “change in control,” “constructive discharge” and “disability” under the Severance Agreements are as follows:

“Cause” means, with respect to the Executive, one or more of the following: (i) the Executive’s commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Affiliates or any of their customers or suppliers, (ii) the Executive’s reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other conduct causing the Company or any of its Affiliates public disgrace or disrepute or economic harm, (iii) failure by the Executive to perform duties as reasonably directed by the Company officer or other employee to whom the Executive primarily reports (or, with respect to the Chief Executive Officer, the Board), (iv) any act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its subsidiaries to the disadvantage or detriment of the Company and its Affiliates, (v) breach of fiduciary duty, negligence or misconduct with respect to the Company or any of its Affiliates, (vi) if the Executive is covered by an employment agreement with the Company or an Affiliate, any breach of such agreement which is not cured to the Company’s Chief Executive Officer (or, with respect to such Chief Executive Officer, the Board) reasonable satisfaction within fifteen (15) days after written notice thereof to the Executive.

“Change in Control” means: (i) the acquisition by any Person or Persons acting in concert, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the outstanding stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire stock); or (ii) the consummation of (a) any consolidation or merger of the Company, other than a consolidation or merger of the Company in which holders of its stock immediately prior to the consolidation or merger hold proportionately at least a majority of the outstanding common stock of the continuing or surviving corporation; or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company (“Transfer Transaction”) , except where (1) the Company owns all of the outstanding stock of the transferee entity or (2) the holders of the Company’s common stock immediately prior to the Transfer Transaction own proportionately at least a majority of the outstanding stock of the transferee entity, immediately after the Transfer Transaction; or (c) any consolidation or merger of the Company where, after the consolidation or merger, one Person owns one hundred percent (100%) of the shares of stock of the Company (except where the holders of the Company’s common stock immediately prior to such merger or consolidation own proportionately at least a majority of the outstanding stock of such Person immediately after such consolidation or merger.

“Constructive Discharge” means the occurrence, without the express written consent of the Executive, of any one of the following events: (i) the assignment to the Executive of any duties significantly inconsistent with the Executive’s position and status with the Company or a substantial adverse alteration in the nature or status of the Executive’s employment responsibilities from those in existence on the date hereof; (ii) the relocation of the Executive’s office or job location to a location not within seventy-five miles (75) of the Executive’s present office or job location, except for required travel on the Company’s business to an extent substantially consistent with the Executive’s present business travel obligations; (iii) the liquidation, dissolution, consolidation or merger of the Company, or transfer of all or substantially all of its assets, other than a transaction or series of transactions in which the resulting or surviving transferee entity assumes this Agreement and all obligations and undertakings hereunder by operation of law or otherwise, or (iv) a substantial reduction in the Executive’s Compensation, other than a reduction that is part of an overall reduction in the Compensation of all officers of the Company. [For purposes of this Agreement, a substantial reduction in the Executive’s Compensation shall be deemed to have occurred if, at any time during the term hereof, the Executive’s Compensation is reduced below eighty-five percent (85%) of his Compensation as of the Effective Date.]

An event shall not be considered a Constructive Discharge unless the Executive provides written notice to the Company specifying the event relied upon for Constructive Discharge within sixty (60) days after the occurrence of such event. Within thirty (30) days of receiving such written notice from the Executive, the Company may cure or cause to be cured the event upon which the Executive claims a Constructive Discharge and no Constructive Discharge shall have been considered to have occurred with respect to such event. The Company and the Executive, upon mutual written agreement, may waive any of the foregoing provisions which would otherwise constitute a Constructive Discharge.

“Disability” means a mental or physical illness that entitles the Executive to receive benefits under the long-term disability plan of the Company, or, if there is no such plan or the Executive is not covered by such a plan or the Executive is not an employee of the Company, a mental or physical illness that renders the Executive totally and permanently incapable of performing the Executive’s duties for the Company, as determined by the Committee. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred while participating in a criminal offence. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

The following tables show the potential payments to each of the named executive officers upon his termination of employment or a change in control under his Severance Agreement or under the terms of the award agreements related to his outstanding equity awards, assuming a termination or change in control occurred on February 28, 2011.

CLIFFORD D. NASTAS

	Cash Severance Payment		Outplace- ment Services (1)	Continuation of Medical/ Welfare Benefits (present value)		Accelerated Vesting of Stock Options	Restricted Stock Awards	Total Termination or CIC Benefits
Voluntary Termination	$0		$0	$0		$0	$0	$0
Death, Disability, Retirement or Change in Control without Termination	$0		$0	$0		$319,200	$73,200	$392,400
Without Cause Termination or Constructive Discharge Termination	$692,531	(2)	$20,000	$17,542	(3)	$0	$0	$730,073
Without Cause Termination or Constructive Discharge Termination after Change in Control (4)	$1,038,797	(5)	$20,000	$26,307	(6)	$319,200	$73,200	$1,477,504
For Cause Termination	$0		$0	$0		$0	$0	$0

MICHAEL R. WILSON

	Cash Severance Payment		Outplace- ment Services (1)	Continuation of Medical/ Welfare Benefits (present value)		Accelerated Vesting of Stock Options	Restricted Stock Awards	Total Termination or CIC Benefits
Voluntary Termination	$0		$0	$0		$0	$0	$0
Death, Disability, Retirement or Change in Control without Termination	$0		$0	$0		$133,000	$0	$133,000
Without Cause Termination or Constructive Discharge Termination	$446,265	(2)	$20,000	$16,199	(3)	$0	$0	$482,464
Without Cause Termination or Constructive Discharge Termination after Change in Control (4)	$669,398	(5)	$20,000	$24,292	(6)	$133,000	0	$846,690
For Cause Termination	$0		$0	$0		$0	$0	$0

MATTHEW M. MURPHY

	Cash Severance Payment		Outplace- ment Services (1)	Continuation of Medical/ Welfare Benefits (present value)	Accelerated Vesting of Stock Options	Other Benefits		Total Termination or CIC Benefits
Voluntary Termination	$0		$0	$0	$0	$0		$0
Death, Disability, Retirement or Change in Control without Termination	$0		$0	$0	$159,600	$0		$159,600
Without Cause Termination or Constructive Discharge Termination	$327,261	(2)	$20,000	$0	$0	$38,333	(7)	$385,594
Without Cause Termination or Constructive Discharge Termination after Change in Control (4)	$490,892	(5)	$20,000	$0	$159,600	$38,333	(7)	$708,825
For Cause Termination	$0		$0	$0	$0	$0		$0

(1)	Reflects the maximum amount payable under the severance agreement. Upon termination of an executive officer’s employment by the Company for any reason other than for cause, disability or death and upon termination by the executive officer in the event of a constructive discharge, the executive officer has the option to receive either a $10,000 cash payment or outplacement services at an aggregate cost of up to $20,000.
(2)	Represents an amount equal to (a) the executive officer’s annual salary as of the termination date, and (b) the non-equity cash incentive award under the Company’s Management Incentive Plan received by the executive officer in the most recently completed fiscal year (for purposes of this table, the annual salary and bonus received by each executive officer for services provided in fiscal year 2011 under the Management Incentive Plan is used).
(3)	Represents the estimated present value as of February 28, 2011, of the cost of the continuation of medical, dental, prescription drug and vision benefits for the executive officer and family (if dependent coverage was provided) for 12 months following the executive officer’s employment termination.

(4)	A termination event is considered to be “after” a change in control of the Company pursuant to the named executive officer’s executed Severance Agreements, if the employment termination occurs within 15 months following a change in control.
(5)	Represents an amount equal to 1.5 multiplied by the sum of (a) the executive officer’s annual salary as of the termination date, and (b) the non-equity cash incentive award under the Management Incentive Plan received by the executive officer in the most recently completed fiscal year (for purposes of this table, the annual incentive award received by each executive officer for services provided in fiscal year 2011 under the Management Incentive Plan is used).
(6)	Represents the estimated present value as of February 28, 2011, of the cost of the continuation of medical, dental, prescription drug and vision benefits for the executive officer and family (if dependent coverage was provided) for 18 months following the executive officer’s employment termination.
(7)	Represents a disturbance pay allowance in the amount of $18,333 plus the estimated $20,000 cost of moving expenses back to the United States, in compliance with his China Agreement.

Compensation Committee Interlocks and Insider Participation

None of Messrs. Hohmann, Bernander or Licavoli, the persons who served as members of the Compensation, Organization and Corporate Governance Committee during the last fiscal year, has ever been an officer or employee of ours or any of our subsidiaries or had any other relationship requiring disclosure herein.

Transactions with Related Persons

The Audit Committee is responsible for review of “related person transactions” between MSC and related persons and making a recommendation with respect to such related person transactions to the Board. A “related person transaction” is any transaction or series of transactions in which the Company or one of its subsidiaries is a participant, the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s assets as of August 31, 2011, and August 31, 2010, and a related person has a direct or indirect material interest. Under Securities and Exchange Commission rules, a related person is a director, officer, nominee for director, or 5% stockholder of the company since the beginning of the last fiscal year and their immediate family members.

Our Code of Business Conduct and Ethics, which contains certain provisions governing conflicts of interest and transactions between the Company and “related parties,” applies to each of our executive officers and directors. A “related party” under the Code is defined as an individual (or a business entity which that individual owns or is employed by) who is: (1) a current or former employee of MSC; (2) related by blood, marriage or cohabitation to a current or former employee of MSC; or (3) serves or has served as a director of MSC.

Our Corporate Governance Guidelines provide that it is the responsibility of each of our directors to advise the Chairperson of the Board of any affiliation with public or privately held businesses or enterprises that may create a potential conflict of interest, potential embarrassment to us or possible inconsistency with our policies or values. In addition, we annually solicit information from our directors and executive officers in order to monitor potential conflicts of interest and related party transactions. A nominee for director is also requested to provide us the foregoing information. It is the policy of the Board and of the Audit Committee to apply the standards set forth in our Code of Business Conduct and Ethics and under applicable Securities and Exchange Commission rules and the NASDAQ Rules in reviewing related person transactions and determining whether or not such transactions are reasonable and fair to us.

Annually, MSC surveys our directors and executive officers for all potential conflicts of interest. The results of the survey are reported to the Audit Committee. The Audit Committee and the Company take such corrective action as is deemed necessary on a case-by-case basis.

In addition, please see the descriptions of our severance and change in control agreements under “Potential Payments Upon Termination or Change-In-Control“ above.

OTHER MATTERS

Shareowner Proposals and Director Nominations for 2012 Annual Meeting of Shareowners

Proposals of shareowners intended to be presented at the 2012 Annual Meeting of Shareowners must be received by us no later than February 1, 2012, to be considered for inclusion in our proxy statement and form of proxy relating to that meeting. Such proposals should be addressed to Secretary, Material Sciences Corporation, 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007.

Under our By-Laws, shareowners may nominate directors or bring other business before our 2012 Annual Meeting of Shareowners by delivering notice to us (containing certain information specified in the By-Laws) no earlier than April 1, 2012, or later than May 1, 2012. Please note that these requirements are separate and apart from, and in addition to, the Securities and Exchange Commission’s requirements that a shareowner must meet to have a shareowner proposal included in our proxy statement as discussed above. A copy of the full text of the provisions of the By-Laws discussed above may be obtained from our public filings with the Securities and Exchange Commission or by submitting a written request to the Secretary of MSC.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these or other applicable requirements.

Director Nominations to be Considered by the Board

Nominations for the election of directors may be made at times other than at the annual meeting by the Board of Directors or by a shareowner entitled to vote generally in the election of directors. The Compensation, Organization and Corporate Governance Committee has the authority to retain a third party search firm to assist it in identifying potential director nominees who meet the criteria and priorities established from time to time and to facilitate the screening and nomination process for such nominees. For a nomination to be properly made by any shareowner and to be considered for recommendation by the Board to the shareowners and included in our proxy statement for the 2012 annual meeting, written notice of such shareowner’s nomination must be given, either by personal delivery or by registered or certified United States mail, postage prepaid, to the Secretary of MSC (and must be received by the Secretary) no later than January 27, 2012. Such notice shall set forth: (1) the name and address of the shareowner making the nomination and of the person to be nominated; (2) the number of shares of common stock beneficially owned by that shareowner; (3) the name, age, business address and residence of the nominee; (4) the principal occupation or employment of the nominee; (5) the number of shares of common stock of MSC beneficially owned by the nominee; and (6) the written consent of the nominee to having such nominee’s name placed in nomination at the meeting and to serve as a director if elected. In order for a shareowner nomination to be included in the proxy statement, the nominee must meet the selection criteria as determined from time to time by the Compensation, Organization and Corporate Governance Committee.

MSC evaluates director nominees recommended by shareowners in the same manner in which it evaluates other director nominees. The Compensation, Organization and Corporate Governance Committee has established selection criteria that identify desirable skills and experience for prospective Board members, including those properly nominated by shareowners, and address the issues of experience and personal attributes. In identifying candidates for positions on the Board, the Compensation, Organization and Corporate Governance Committee generally relies on suggestions and recommendations from members of the Board, management and stockholders. In fiscal 2011, the Company did not use any search firm or pay any fees to other third parties in connection with seeking or evaluating Board nominee candidates. The Board, with the assistance of the Compensation, Organization and Corporate Governance Committee, selects potential new Board members using the criteria and priorities established from time to time. Desired personal attributes for potential director nominees include: unquestioned personal integrity, loyalty to MSC and concern for its success and welfare, courage to criticize, application of sound business ethics and independent judgment, awareness of a directors’ vital part in MSC’s good corporate citizenship and the corporate image, time available for meetings and consultation on MSC matters, independence and the absence of conflict of interests, wide contacts with business and political leaders, and willingness to assume responsibility on behalf of all shareowners to oversee the management of the enterprise.

Desired experience for potential director nominees include: high-level leadership experience in business or administrative activities with public companies, relevant ongoing business, governance or administrative activities, specialized expertise in relevant industries, breadth of knowledge about issues affecting MSC, and ability and willingness to contribute special competencies to Board activities.

When evaluating re-nomination of existing directors, the Compensation, Organization and Corporate Governance Committee also considers the nominees’ past and ongoing effectiveness on the Board and, with the exception of Mr. Nastas, who is employed by the Company, their independence. The Compensation, Organization and Corporate Governance Committee believes that each of the director nominees for the 2011 Annual Meeting possesses these personal attributes and experiences.

As reflected in MSC’s Corporate Governance Guidelines, the Board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to MSC and its shareowners. The Compensation, Organization and Corporate Governance Committee considers the diversity of candidates to ensure that the Board is comprised of individuals with a broad range of experiences and backgrounds who can contribute to the Board’s overall effectiveness in carrying out its responsibilities.

The composition, skills and needs of the Board change over time and will be considered by the Board in establishing the desirable profile of candidates for any specific opening on the Board of Directors.

Solicitation of Proxies

We will bear the cost of this proxy solicitation. In addition to solicitation by mail, we will request banks, brokers, and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of our common stock of whom they have knowledge, and will reimburse them for their expenses in so doing. Some of our officers and other employees may solicit proxies personally, by telephone, by mail, facsimile transmission or other forms of electronic communication. Our officers and employees will not receive any additional compensation for such activities.

Additional Information

We will provide, without charge to each shareowner upon written request, a copy of our Annual Report on Form 10-K, including the financial statement schedules, for our most recent fiscal year and will provide copies of the exhibits to such Form 10-K upon payment of a reasonable fee which shall not exceed MSC’s reasonable expenses in connection therewith. Individuals interested in receiving such Form 10-K should submit a written request to:

Shareowner Relations Department

Material Sciences Corporation

2200 East Pratt Boulevard

Elk Grove Village, IL 60007

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD JUNE 30, 2011

The Company’s Proxy Statement for the 2011 Annual Meeting of Shareowners, Annual Report to Shareowners for the year ended February 28, 2011, and Annual Report on Form 10-K for the year ended February 28, 2011, are available at: www.matsci.com under “Proxy Materials” in the “Investors” section.

By Order of the Board of Directors,

James D. Pawlak

Vice President, Chief Financial Officer,

Corporate Controller and Corporate Secretary

Elk Grove Village, Illinois

June 1, 2011

Notice of Annual Meeting

of Shareowners

and Proxy Statement

Meeting Date

June 30, 2011

YOUR VOTE IS IMPORTANT!

Please promptly vote your proxy.

                    MATERIAL SCIENCES

                         CORPORATION

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▼    FOLD AND DETACH HERE    ▼

Please mark your votes as indicated in this example	☒

1. ELECT SEVEN DIRECTORS:	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
Nominees:
01 Terry L. Bernander,	☐	☐	☐	2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending February 29, 2012.	☐	☐	☐
02 Frank L. Hohmann III,
03 Samuel Licavoli,
04 Patrick J. McDonnell,
05 Clifford D. Nastas,
06 John P. Reilly and
07 Dominick J. Schiano

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

* Exceptions

						Mark Here for Address Change or Comments SEE REVERSE		☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON JUNE 30, 2011

The Company’s Proxy Statement for the 2011 Annual Meeting of Shareowners, Annual Report to Shareowners for the fiscal year ended February 28, 2011 and Annual Report on Form 10-K for the fiscal year ended February 28, 2011 are available at: www.matsci.com under “Proxy Materials” in the “Investors” section.

▼    FOLD AND DETACH HERE    ▼

MATERIAL SCIENCES CORPORATION

2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007

PROXY — Solicited on Behalf of the Board of Directors — PROXY

Annual Meeting of Shareowners to be Held on June 30, 2011

Please mark, date and sign on reverse side and return in the enclosed envelope

The undersigned hereby appoints John P. Reilly and Clifford D. Nastas, as proxies, each with full power of substitution to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Material Sciences Corporation held of record by the undersigned, at the Annual Meeting of Shareowners of Material Sciences Corporation to be held on June 30, 2011, at 10:00 a.m., CDT at the Company’s Headquarters, 2200 East Pratt Boulevard, Elk Grove Village, Illinois, or at any adjournment or postponement thereof.

Your vote for seven directors may be indicated on the reverse side. Terry L. Bernander, Frank L. Hohmann III, Samuel Licavoli, Patrick J. McDonnell, Clifford D. Nastas, John P. Reilly and Dominick J. Schiano, have been nominated for election of directors.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareowner. If no contrary direction is given, the shares represented by this proxy will be voted (1) FOR the election of all nominees for director; and (2) FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending February 29, 2012. Unless a contrary direction is given, this proxy will grant the persons named as proxies herein discretionary authority to cumulate votes in connection with the election of directors. If you withhold your vote for a nominee, all of your cumulative votes will be allocated to the remaining nominees as determined by the proxies. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

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